Company                                          Symbol

Abitibi-Consolidated Inc                         A
ACE Aviation Holdings Inc.                       ACE
Agnico-Eagle Mines Limited                       AGE
Alcan Inc.                                WWA-AL-VLA-VWA-LLA
Alimentation Couche Tard Inc.                    ATD
ATI Technologies Incorporated                ATY-VTY-LTY
Ballard Power Systems Inc.                       BLD
Bank of Montreal                             BMO-VBM-LBM
Bank of Nova Scotia (The)                    BNS-VBQ-LBQ
Barrick Gold Corporation                     ABX-VBA-LBA
BCE Inc.                                     BCE-VBC-LBC
Biovail Corporation                              BAM
Bombardier Inc.                              BBD-VBB-LBB
Brascan Cl. A                                    BNN
CAE Inc.                                         CAE
Cameco Corporation                               CCO
Canadian Imperial Bank of Commerce            CM-VMC-LCM
Canadian National Railway Company                CNR
Canadian Natural Resources Limited         CNQ-CNZ-VNQ-LNQ
Canadian Oil Sands Trust                         COS
Canadian Pacific Railway Limited                 CP
Canadien Pacific Ships                           TEU
Celestica Inc.                               CLS-VLS-LLS
CGI Inc. (Group)                                 GIB
Cognos Inc.                                      CSN
Dofasco Inc.                                     DFS
Emergis Inc.                                     EME
EnCanaCorporation                        ECX-ECA-VEC-VEA-LCE
Enerplus Resources Fund                          ERF
Falconbridge Limited                         FAL-VFA-LFA
Fording Canadian Coal Trust                      FDG
Glamis Gold Ltd.                                 GLG
Goldcorp Inc.                                    G
Husky Energy                                     HSE
IAMGold Corporation                              IMG
Imperial Oil Limited                             IMO
Inco Limited                                  N-VNI-LNI
IPSCO Inc.                                       IPS
JDS Uniphase Canada Ltd.                         JDU
Kinross Gold                                  K-VKK-LKK
Loblaw Companies Ltd.                            L
Magna International Inc                          MG
Manitoba Telecom Services Inc.                   MBT
Manulife Financial Corporation                   MFC
MDS Inc.                                         MDS
Meridian Gold                                    MNG
Methanex Corporation                             MX
Metro Inc.                                       MRU
Molson Coors Brewing Co. NV                      TAP
National Bank of Canada                       NA-VNA-LNA
Neurochem Inc.                                   NRM
Nexen Inc.                                       NXY
Niko Resources Ltd.                              NKO
Norbord Inc.                                     NBD
Nortel Networks Corporation                   NT-VNT-LNT
NOVA Chemicals Corporation                       NCX
Open Text Corp                                   OTC
OPTI Canada Inc.                                 OPC
Pan American Slvr                                PAA
Penn West Energy Trust                           PWT
Petro-Canada                           PCZ-PCA-VPX-VAC-LCA-LXP
PetroKazakhstan                                  PKZ
Placer Dome Inc.                             PDG-VDP-LDP
Potash Corporation of Sas                        POT
Precision Drilling Corporation                   PD
QLT Phototherapeutics Inc.                       QLT
Research in Motion Limited                       RIM
Rogers Communications Inc.                       RCI
Rona Inc.                                        RON
Royal Bank of Canada                          RY-VRY-LRY
Shaw Comm. Cl. B                                 SJR
Shell Canada Limited                             SHC
Shoppers Drug Mart                               SC
Sierra Wireless                                  SW
Sun Life Financial                               SLF
Suncor Energy Inc.                            SU-VSU-LSU
Talisman Energy Inc.                             TLM
Teck Cominco Limited Cl. B                       TEK
TELUS Corporation                                T
The Jean Coutu Group (PJC) Inc.                  PJC
Thomson Corporation (The)                        TOC
Toronto-Dominion Bank (The)                   TD-VTD-LTD
TransAlta Corporation                            TA
TransCanada Corporation                      TRP-VTP-LTP
TXS Group Inc.                                   X
US Dollar                                        USX
Western Oil Sands Inc.                           WTO
Westjet Airlines Ltd.                            WJA
XEG Options on the iUnits
S&P/TSX Capped Energy Index Fund           XEG-XEX-VGE-LGE
XFN Options on the iUnits
S&P/TSX Capped Financial Index Fund              XFN
XGD Options on the iUnits
S&P/TSX Capped Gold Index Fund               XGD-VXG-LXG
XIT Options on the iUnits
S&P/TSX Capped Information                       XIT
Technology Index Fund


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